UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14 (a)of the Securities
Exchange Act of 1934 (Amendment No.___ )

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The Bureau of National Affairs, Inc.
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T H E B U R E A U O F N A T I O N A L A F F A I R S , I N C .

Cynthia J. Bolbach
Vice President and Corporate Secretary
(703)341-3482
Fax: (703)341-1688
cbolbach@bna.com

March 27, 2009
TO THE STOCKHOLDERS OF
THE BUREAU OF NATIONAL AFFAIRS, INC.
You are cordially invited to attend the annual meeting of the Corporation’s stockholders on April 18, 2009, at 10:00 a.m. in the Potomac Ballroom of The Crystal City Marriott, 1999 Jefferson Davis Highway, Arlington, Va., to elect the 13 members of the Board of Directors and to transact such other business as may properly be brought before the meeting.

 Please note that this is a new location for the annual meeting. The Marriott Crystal City is located directly across from BNA’s headquarters at 1801 S. Bell Street. Coffee will be available prior to the meeting, and a light lunch will be served immediately following the meeting. Meeting attendees may park in the BNA garage (entrances on 18th Street and 20th Street between Crystal Drive and S. Bell Street).

Enclosed for your information is an Annual Report to Shareholders on Form 10-K, including financial statements for the year ended Dec. 31, 2008. Also enclosed are a proxy statement and, for Class A stockholders, a proxy form/envelope and ballot. The number of shares of Class A stock held directly by you, and held in your name by the Stock Fund Trustee of the BNA 401(k) Plan, is indicated on both the proxy form/envelope and ballot. Please follow the instructions on the proxy form/envelope carefully.

 CSC Entity Services, Wilmington, Del., will conduct the balloting, tabulate the results, and seal and store the ballots afterwards.

 The Board of Directors requests the participation either in person or by proxy of each stockholder at the annual meeting. IT IS IMPORTANT THAT YOU VOTE. You can mail your ballot directly to CSC Entity Services, using the business reply envelope that is enclosed, or you can place it in the ballot boxes located in the lobby at 1801 S. Bell Street and in the main reception area at Rockville. If you mail your ballot, please do so in time to ensure that it is received at the CSC Entity Services offices in Wilmington no later than April 10. You can also bring your ballot and cast it at the annual meeting on April 18.

                                                       Cordially,
                                                    Cynthia J. Bolbach
                                                    /s/Cynthia J. Bolbach

Enclosures

1801 South Bell Street ☐ Arlington, Virginia, 22202  ☐   Telephone (703) 341-3000 ☐ www.bna.com

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
April 18, 2009
THE BUREAU OF NATIONAL AFFAIRS, INC.
1801 S. Bell Street
Arlington, Va. 22202

SOLICITATION AND VOTING INFORMATION
Solicitation of the enclosed proxy (which incorporates a ballot for the election of directors)  is made by and on behalf of the Board of Directors of The Bureau of National Affairs, Inc. (“BNA") for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, at the Marriott Crystal City Hotel, 1999 Jefferson Davis Highway, Arlington, Va., on Saturday, April 18, 2009, and at any adjournments of such meeting.  The expense of this solicitation will be paid by BNA.  Officers, directors, and employees of BNA may make solicitations of proxies by telephone, regular mail, e-mail, or in person.  This proxy statement and proxy form were first mailed to BNA stockholders on or about March 27, 2009.  An Annual Report on Form 10-K, including financial statements for the year ended Dec. 31, 2008, is enclosed with this proxy statement.

This proxy statement and the Annual Report on Form 10-K are available at www.bna.com/stockinfo.htm.

BNA has 30,000,000 authorized shares of Class A voting common stock ($1.00 par value), 30,000,000 authorized shares of Class B non-voting common stock ($1.00 par value), and 5,000,000 authorized shares of Class C non-voting common stock ($1.00 par value).  Only holders of Class A common stock of record at the close of business on March 21, 2009, are entitled to vote at the meeting or any adjournment thereof on the election of the 13 members of the Board of Directors and on any other business that may properly come before the meeting.  On March 21, there were 11,291,425 shares of Class A common stock outstanding.  All shares represented by properly executed and delivered proxies will be voted at the meeting or any adjournments thereof in accordance with the instructions given on the proxy. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, AND RETURN THE ENCLOSED BALLOT AND PROXY FORM/ENVELOPE AS SOON AS POSSIBLE.  IF YOU MAIL YOUR BALLOT, PLEASE MAIL IT IN TIME FOR IT TO BE RECEIVED BY CSC ENTITY SERVICES IN WILMINGTON, DE., BY APRIL 13, 2009.   You may, nevertheless, vote in person if you attend the meeting since the proxy is revocable at any time before the presiding officer’s call for a vote at the meeting, upon your filing of a written notice of revocation with Cynthia J. Bolbach, Vice President and Corporate Secretary.

A majority of all outstanding Class A shares entitled to vote at the Annual Meeting constitutes a quorum.  Once a Class A share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting.  Class A shares represented by properly-executed proxies, including those shares held in the stockholder’s name by the Stock Fund Trustee of the BNA 401(k) Plan, will be voted in accordance with the directions indicated on the ballot portion of the proxy.  If the ballot portion of the proxy is not returned for shares held by the Stock Fund Trustee, the Trustee will assume that the instructions as to those shares are to not vote those shares.  A plurality of the votes cast is required for the election of directors, as discussed below.  With respect to the election of directors, abstentions or instructions to withhold authority to vote for one or more of the nominees will have no effect on the outcome of the vote.  For further information concerning voting, see Section VI, Voting Procedures.

I.  ELECTION OF DIRECTORS

Thirteen directors of the Corporation are to be elected at the 2009 Annual Meeting to serve until their successors are elected at the next Annual Meeting. Nine Directors are BNA stockholders and four directors are independent directors who do not own BNA stock.

Stock Ownership of Executive Officers and Nominees for 9 "Inside" Directorships
(Further information about the nominees is contained in the
Biographical Sketches section of this Proxy Statement)

	Name and, if applicable, year first served as a Director	Age	Offices with BNA or its subsidiaries	Shares beneficially owned on March 1, 2009, and % of outstanding shares of class (All shares are Class A except as indicated)

*	Paul A. Blakely	51	Manager, Financial Planning	62,653	.55 (a)
	2004		and Analysis;
			Assistant Treasurer

*	Cynthia J. Bolbach	61	Vice President and	42,966.38
	2001		Corporate Secretary

*	Eunice Lin Bumgardner	48	Vice President and	62,609.55
	2000		General Counsel

*	Neil R. Froemming	63	Retired; formerly	177,195	Class B
	2003		Technical Support Manager,		1.10 (a)
			BNA Software

*	Marcia P. Kaplan	57	Senior Account Executive	228,590	2.02
	2008

*	George J. Korphage	62	Retired; formerly	274,261	Class B
	1988		Vice President and Chief		and 1.70
			Financial Officer

*	Gregory C. McCaffery	48	President and	123,583	1.09
			Chief Operating Officer;
			President, Tax Management Inc.

*	Darren P. McKewen	47	Group Publisher,	19,728.18
	2007		Tax and Accounting Services

*	Paul N. Wojcik	60	Chairman and	178,805	1.58
	1989		Chief Executive Officer

Stock Ownership of Nominees for Five Independent Directors

	Name and, if applicable, year first served as a Director	Age	Principal Occupation	Shares beneficially owned on March 1, 2009, and % of outstanding shares of class (All shares are Class A except as indicated)

*	Gerald S. Hobbs	67	Retired; formerly	-0-
	2003		Chairman and CEO, VNU, Inc.

*	Jonathan Newcomb	62	Senior Advisor,	-0-
	2001		Coady Diemar Partners

*	Ellen Taus	50	Chief Financial Officer,	-0-
	2002		The Rockfeller Foundation

*	Daniel W. Toohey	69	Retired; formerly	-0-
	1991		counsel, Dow, Lohnes & Albertson

*Member of Present Board

(a)
Mr. Blakely, Mrs. Degler’s, and Mr. Froemming’s shares include 3,850 Class A, and 24,406 Class B shares, respectively, owned by their spouses.  These shares may be deemed to be beneficially owned by the nominee under the rules and regulations of the Securities and Exchange Commission.  The nominees, however, disclaim beneficial ownership of the BNA shares owned by his or her spouse.

As of March 1, 2009, all directors and executive officers as a group beneficially owned 869,799 shares of Class A common stock, or 7.69 percent of the outstanding Class A shares, and 451,456 shares of Class B common stock, or 2.80 percent of the outstanding Class B shares.  These share totals include 3,850 Class A and 24,406 Class B shares held by spouses of persons in the group, each of whom disclaims beneficial ownership of all such shares.

II. CORPORATE GOVERNANCE

BNA’s By-Laws establish the following standing committees: Executive, Audit, Budget, Corporate Governance, and Executive Compensation. The Board of Directors met six times during 2008.  No director attended fewer than 75 percent of the meetings of the board and the meetings of the committees upon which he or she served.  The board expects all members to attend all board meetings and all annual or special meetings of stockholders; all board members except Mr. Hobbs and Ms. Taus attended the 2008 Annual Meeting.

Shareholders who wish to send communications to the board or to a particular member of the board may do so by delivering a written communication to Cynthia J. Bolbach, Vice President and Corporate Secretary, The Bureau of National Affairs, Inc., 1801 S. Bell Street, Arlington, Va. 22202, and she will promptly forward any such written communications to the indicated director or directors.

 Independent Directors.  The four directors who are not stockholders – Messrs. Hobbs, Newcomb, and Toohey, and Ms. Taus – are “independent” directors, in that none of them is, or has been, an officer or employee of BNA, none of them has accepted any consulting, advisory, or other compensatory fees from BNA or any of its subsidiaries other than in his or her capacity as a director, and none is considered an “affiliated person” of BNA or any of its subsidiaries.

Audit Committee. The Audit Committee’s primary function is to assist the board in fulfilling the board’s oversight of BNA’s financial reporting and accounting policies. The committee operates pursuant to a written charter which is reviewed annually by the committee and by the board. The charter is posted on the BNA internal home page, and was also included in the 2007 proxy statement.  The committee is composed of four members, all of whom are “independent,” as defined above.  In addition, the board has determined that Ellen Taus is an “audit committee financial expert” as defined by the Securities and Exchange Commission.  During 2008, the committee met 10 times.  Members of the committee are Ms. Taus and Messrs. Hobbs, Newcomb, and Toohey. Susan E. Rice served as a member of the committee until her resignation from the board effective Jan. 23, 2009, upon her appointment as the U.S. Permanent Representative to the United Nations.

Corporate Governance Committee. The Corporate Governance Committee advises the board on matters of governance and corporate practice as well as any other matters that may be assigned to it for study by the board.  The committee operates pursuant to a written charter which is reviewed annually by the committee and by the board, and which is posted on the BNA internal home page.  During 2008, the committee met two times.  Members of the committee are Ms. Taus and Messrs. Hobbs, Newcomb, and Toohey. Susan E. Rice served as a member of the committee until her resignation from the board effective Jan. 23, 2009, upon her appointment as the U.S. Permanent Representative to the United Nations. Sandra C. Degler served as a member of the committee until her death on Oct. 16, 2008.

Executive Committee.  The Executive Committee, pursuant to BNA’s By-Laws, has the authority to exercise all powers of the board (except as otherwise provided or required by law) when the board is not in session, and, during the intervals between board meetings, provides advice and assistance in matters concerning management of the business.  During 2008, the committee met five times.  Its members are Ms. Bolbach, Ms. Bumgardner, and Messrs. McCaffery and Wojcik. Sandra C. Degler served as a member of the committee until her death on Oct. 16, 2008.

Executive Compensation Committee.  The Executive Compensation Committee makes recommendations to the Board of Directors annually concerning the compensation of the Chairman and Chief Executive Officer and the President and Chief Operating Officer, and assists the board generally in matters of executive compensation.  The committee operates pursuant to a written charter which is reviewed annually by the committee and by the board, and which is posted on the BNA internal home page.  During 2008, the committee met five times.  Its members are Ms. Taus and Messrs. Hobbs, Newcomb, and Toohey. Susan E. Rice served as a member of the committee until her resignation from the board effective Jan. 23, 2009, upon her appointment as the U.S. Permanent Representative to the United Nations.

The charters of the Audit Committee, Corporate Governance Committee, and Executive Compensation Committee are also available upon request to Cynthia J. Bolbach, Vice President and Corporate Secretary, The Bureau of National Affairs, Inc., 1801 S. Bell Street, Arlington, Va. 22202.

Nomination of Directors.  There is no standing Nominating Committee, nor is there a charter for the Nominating Committee.  Under BNA’s By-Laws, a Nominating Committee is appointed in the event of a vacancy on the board. At its meeting on Dec. 11, 2008, the Corporate Governance Committee reviewed and approved Nominating Committee Guidelines, to be recommended to the full Board of Directors in the event that a Nominating Committee is appointed. At its meeting on Feb. 12, 2009, the Board of Directors amended the By-Laws to set the number of members of the board  at 13, four of whom shall be independent directors. Given the reduction in the size of the board, there were no vacancies to be filled following the death of Mrs. Degler and the resignation of Ms. Rice, and thus no Nominating Committee was appointed.  The By-Laws further provide that members of the board  shall automatically be renominated, with the exception of independent directors elected to the board since April 2003.  Those directors are automatically renominated for five one-year terms and may be renominated for an additional five one-year terms.  At its meeting on Feb. 12, 2009, the board renominated independent director Jonathan Newcomb, who is completing his eighth term, independent director Ellen Taus, who is completing her seventh term, and independent director Gerald Hobbs, who is completing his sixth term, for additional one-year terms. A summary of the By-Law provisions permitting any Class A stockholder(s) owning at least 2 percent of the outstanding Class A shares to submit nominations was mailed to each Class A stockholder on March 4, 2009.  Because the board believes that these By-Law provisions offer stockholders the opportunity to nominate candidates for the board, there is no specific policy in place concerning the Nominating Committee’s consideration of candidates recommended by stockholders.

Code of Ethics.   The board has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers.  This code is posted on BNA’s web site at www.bna.com/stockinfo.htm.

Directors’ Compensation.   The directors who are BNA employees are not compensated for their services as BNA directors. During 2008, the directors who are not stockholders -- the independent directors -- received an annual retainer of $16,000 for board service and $2,500 for each standing committee on which the director serves (except for the Audit Committee, for which the annual retainer was $4,000 for committee members; Ms. Taus was paid fees totaling $7,500 for her service as chair in 2008).  Additionally, independent directors are paid a fee of $1,500 per board meeting attended and are reimbursed for travel expenses.  Each independent director serves on the Audit Committee, the Corporate Governance Committee, and the Executive Compensation Committee.  The independent directors also receive an annual supplemental compensation payment that is based on BNA’s financial progress during the director’s service on the board. This supplemental compensation is based on the growth of BNA’s cash flow per share (as defined) during the director’s tenure on the board.  Because the supplemental compensation formula is based upon a financial measure which influences BNA share price and dividend decisions, the board believes that this compensation more closely aligns the total compensation of the independent directors to the interests of shareholders. The independent directors’ fees and the annual supplemental compensation payment were established by action of the full board.

Retired stockholder members of the board – currently Messrs. Froemming and Korphage – are compensated for their service in the amount of $1,500 for each board meeting attended, and $1,500 for each day spent participating in board committee meetings. During 2008, Mr. Korphage served on the board’s investment committees. Mrs. Degler was compensated for her services in 2008 as Vice Chairman pursuant to a recommendation of the Executive Compensation Committee and approved by the full board  at its meeting on April 19, 2008.

Directors’ Summary Compensation Table. The table below summarizes the compensation earned by non-employee directors for the fiscal year ended Dec. 31, 2007.

Name	Fees Earned	All Other Compensation (1)	Total

Sandra C. Degler	$55,000	$11,000	$66,000
Gerald Hobbs	$32,500	$15,756	$48,256
Jonathan Newcomb	$32,500	$18,628	$51,128
Susan Rice	$34,000	$17,439	$51,439
Ellen Taus	$34,500	$16,761	$51,261
Daniel Toohey	$34,000	$20,000	$54,000
Neil Froemming	$9,000	$0	$9,000
George Korphage	$18,125	$0	$18,125

 (1) All other compensation includes supplemental cash compensation for Ms. Rice, Ms. Taus and Messrs. Hobbs, Newcomb, and Toohey, and payment to Mrs. Degler’s estate representing the compensation she would have received for her services through the end of 2008, as authorized by the Executive Compensation Committee on Oct. 30, 2008.

Compliance with Section 16(a) of the Securities Exchange Act of 1934. Based on a review since January 2008 of Statements of Beneficial Ownership of Securities on Form 3, Form 4, and Form 5 (and any amendments thereto), these forms were filed on a timely basis by all directors, officers, or any other person subject to Section 16 of the Securities Exchange Act of 1934.

III.           EXECUTIVE COMPENSATION

A.  Compensation Discussion and Analysis.

Compensation Philosophy and Objectives

BNA’s management compensation program is designed to attract, retain, motivate, and reward a highly qualified productive workforce by offering competitive compensation, superior benefits, and a professional and challenging work environment. The compensation of the named executive officers included in the Summary Compensation Table below (referred to as the “named executive officers”) is designed to reward the achievement of both annual and long-term strategic goals.

The Executive Compensation Committee has overall responsibility for evaluating and approving BNA’s executive compensation plans, policies, and programs. The committee’s responsibilities are set out in a written charter that was approved by the full board at its meeting on March 6, 2008. Pursuant to that charter, the committee meets periodically with the Chairman and Chief Executive Officer, and with the President and Chief Operating Officer, to discuss their annual objectives, and their progress towards attaining those objectives. The committee evaluates the performance of the Chairman and Chief Executive Officer, and the President and Chief Operating Officer, based upon attainment of their individual objectives and the attainment of corporate goals and objectives, reports annually to the board regarding that review, and recommends the base salary to be paid to each. The committee also reviews with the Chairman and Chief Executive Officer the base salary of all corporate officers and subsidiary officers who report to the Chairman and Chief Executive Officer, it reviews and approves annually BNA’s incentive compensation program, it reviews and acts on any requested adjustments to the incentive compensation program, and it reviews any employment and/or severance agreements entered into by BNA with any corporate or subsidiary officers.

BNA’s incentive compensation program was begun as a pilot initiative in 2006. Based upon the results of that pilot program, the committee concluded that a performance-based incentive compensation program constitutes an effective tool to help BNA achieve successful financial performance. The incentive compensation program for 2008 was approved by the committee, and, upon its recommendation, also approved by the full board at its meeting on March 6, 2008. The 2008 plan was divided into two segments: one plan for managers with profit and loss responsibilities, and another plan for managers who do not have profit and loss responsibilities. Twenty managers participated in the plan for managers with profit and loss responsibilities, and 18 managers participated in the plan for those who do not have profit and loss responsibilities. To be eligible for an award pursuant to the incentive plan, participants must be employed by BNA during the entirety of the plan year. Achievement of targeted goals under the plan is ascertained based on year-end results; no targets are based on quarterly or partial-year results. All awards under the plan for achieving targeted goals are paid in cash; there are no stock-based or deferred compensation awards.

All named executive officers participated in the 2008 incentive compensation plan, and all participated in the segment of the plan applicable to managers who have profit and loss responsibilities. Participants in the P&L managers’ plan were eligible to receive an award of up to 15 percent of base salary, based upon the achievement of targeted financial goals relating to revenue growth and operating profit. Determination of whether targeted goals were achieved was based, for Mr. Wojcik, Mr. Ambrosini, and Ms. Bumgardner, upon BNA’s consolidated results (results for BNA parent, Tax Management services and BNA Software, and all other subsidiaries) for 2008; for Mr. McCaffery and Ms. Clark, the determination was based upon parent BNA and Tax Management services results for 2008. In 2007, any incentive compensation award for participants in the P&L managers’ plan was reduced by the amount of profit sharing received by the participant. In 2008, the committee decided to eliminate the profit sharing offset, based on its conclusion that such offset discouraged, rather than encouraged, the goal of incentivizing performance, so any award received in 2008 by a participant in the P&L managers’ plan was not offset by profit sharing.

Participants in the plan for non-P&L managers were eligible to receive a maximum award of five percent of base salary, based upon the participant’s success in achieving three to five key, measurable objectives established for the participant for 2008. As was the case for participants in the P&L plan, any award received by participants in the non-P&L plan was not offset by the participant’s profit sharing payment for 2008.  A participant in the non-P&L plan whose business unit head did not qualify for an incentive award under the plan for P&L managers was not eligible for an incentive award pursuant to this plan, regardless of the participant’s own level of performance and achievement during the year.

At its meeting on March 12, 2009, the committee adopted management’s recommendation that the incentive compensation plan be suspended for 2009, based upon management’s immediate objective of allocating all possible funds for investment in corporate strategic initiatives.

Principal Elements of Compensation

For the fiscal year ended Dec. 31, 2008, the principal elements of compensation for the named executive officers were:

●
Base salary. BNA provides the named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary is intended to be the major component of the named executive officers’ compensation.  The Executive Compensation Committee, as noted above, annually recommends to the board the base salary to be paid to the Chairman and Chief Executive Officer, and to the President and Chief Operating Officer, based upon the attainment of objectives as noted above.  The committee recommended, at the board’s April 19, 2008, meeting, that the base salary to be paid to Mr. Wojcik for 2008 be $618,000, an increase of 6.6 percent, for the period April 2008 – April 2009, and, after full discussion, this recommendation was approved by the board. The committee recommended that the base salary paid to Mr. McCaffery for 2008 be $455,000, an increase of 5 percent, for the period April 2008 – April 2009, and, after full discussion, this recommendation was approved by the board. Mr. Wojcik reviewed the performance, and established the base salaries, of Mr. Ambrosini and Ms. Bumgardner, and the committee reviewed and approved those determinations. Mr. McCaffery reviewed the performance, and established the base salary, of Ms. Clark.

●
Profit Sharing. The named executive officers participate in the BNA Employees’ Cash Profit Sharing Plan, which distributes a percentage of the operating profit (as defined) to all full-time employees of the parent corporation and certain subsidiaries, with the exception of sales representatives.  The amount each employee receives is determined by salary and seniority, with the same formula applied to the named executive officers as is applied to all other employees.  The profit-sharing plan has historically provided less than 6 percent of total compensation.

●
Performance-based incentive compensation. The named executive officers, as noted above, participated in the incentive compensation program for 2008 that is described above.  Incentive compensation awards to the named executive officers are reflected in the column headed “Non-Equity Incentive Compensation” of the Summary Compensation Table below.

●
Retirement Plan. The named executive officers participate, as do all full-time BNA employees and all part-time employees who work at least 1,000 hours a year, in the BNA Employees’ Retirement Plan.  The retirement plan is an ERISA-qualified, non-contributory defined benefit plan.  The amount of each participant’s retirement benefit is determined by a specific formula based on average annual compensation and years of service with BNA.

●
Supplemental Employees’ Retirement Plan. Certain of the named executive officers also participate in the Supplemental Employees’ Retirement Plan, which is a non-qualified, non-contributory plan that provides supplemental retirement benefits to those BNA employees whose benefits under the ERISA-qualified plan are limited by the Internal Revenue Code.  The Supplemental Employees’ Retirement Plan does not provide vesting rights, and its benefits are payable only upon a participant’s retirement from BNA.

B. Compensation Committee Report.

The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.  Based on that review and those discussions, the  committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

                                                       Jonathan Newcomb, Chairman
                                                       Gerald S. Hobbs
                                                       Ellen Taus
                                                       Daniel W. Toohey

C. Compensation Committee Interlocks and Insider Participation.

The members of the Executive Compensation Committee serve as the board's independent directors, and none are former or current officers or employees of BNA or any of its subsidiaries.  None of the members of the committee had any interrelationships requiring disclosure in this proxy statement.

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation provided to each of the named executive officers for the fiscal years ending Dec. 31, 2008, 2007, and 2006.

Name and Principal Position	Year	Salary	(1) Bonus	(2) Stock Comp	(3) Non-Equity Incentive Plan Comp	(4) Change in Pension Value	Total
Paul Wojcik Chairman and CEO	2008 2007 2006	$604,846 $573,077 $545,192	$36,280 $34,330 $26,597	$0 $ 2,127 $ 3,414	$0 $41,070 $0	$353,905 $ 29,717 $ 63,711	$995,031 $680,321 $638,914

Gregory McCaffery President	2008 2007 2006	$447,558 $413,942 $367,692	$26,792 $27,646 $17,906	$0 $ 2,360 $14,950	$13,195 $28,709 $49,010	$243,813 $111,618 $ 93,791	$731,358 $584,275 $494,339

Carol Clark VP	2008 2007 2006	$265,865 $255,784 $245,362	$16,053 $17,340 $12,040	$0 $ 1,668 $1,581	$ 7,834 $16,462 $32,502	$160,159 $ 80,052 $ 70,277	$449,911 $371,306 $329,260

Eunice Bumgardner VP	2008 2007 2006	$223,260 $212,558 $202,269	$13,396 $12,728 $ 9,857	$0 $ 1,368 $ 5,176	$0 $15,482 $0	$ 40,259 $ 14,082 $ 20,615	$276,915 $256,218 $237,917

Robert Ambrosini CFO from June 2007	2008 2007	$306,923 $155,769	$18,199 $0	$0 $0	$0 $39,000	$ 22,044 $0	$347,166 $194,769

(1)	Represents cash profit sharing.

(2)
Represents the expense recognized in BNA’s 2006 and 2007 financial statements related to Financial Accounting Standards Board Statement 123R, Share-Based Payment.  Pursuant to this rule, BNA determined that the sale of shares of BNA stock to BNA employees, including the named executive officers, does not meet the criteria established under FAS123R to be considered non-compensatory.  Accordingly, the numbers in this column reflect the compensation for the named executive officers on shares of BNA stock purchased by them during 2006.  The BNA Board of Directors implemented changes to BNA’s stock purchase plan to ensure that the non-compensatory criteria under FAS123R can be met.  Because this expense is temporary, it is not considered a principal element of compensation and thus is not included in the Compensation Discussion and Analysis.

(3)	Represents the award earned pursuant to the incentive compensation program. For further information about this program, see the Compensation Discussion and Analysis section of this proxy statement.

(4)	Represents the increase in the present value of the accumulated benefits under the BNA Employees’ Retirement Plan and, if applicable, the Supplemental Employees’ Retirement Plan.

 Pursuant to the terms of a severance agreement effective June 18, 2007, Mr. Ambrosini is entitled, during the first two years of the agreement, to one year’s salary in the event he is discharged other than for cause or in certain other circumstances.  In addition, during the term of the agreement, if he is discharged within one year after a change in control of the company, he would be entitled to either one year or two years’ salary, depending upon when the change of control became effective.  There are no other employment agreements, change in control agreements, or severance agreements in effect for any of the named executive officers.  BNA does not offer stock options or other similar awards or grants, or any non-qualified deferred compensation plans.

PENSION BENEFITS TABLE

     The following table shows the present value of accumulated benefits payable to each of the named executive officers and the number of years of service credited (including credit for unused sick leave) to each such named executive officer under the BNA Employees’ Retirement Plan and the Supplemental Employee’s Retirement Plan.

Name	Plan Name	Number of Years Credited Service *	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Paul Wojcik	Retirement Plan Supplemental Plan	39 39	$1,212,482 $2,093,937	---
Gregory McCaffery	Retirement Plan Supplemental Plan	24 24	$528,441 $478,519	---
Carol Clark	Retirement Plan Supplemental Plan	27 27	$735,068 $175,957	---
Eunice Bumgardner	Retirement Plan Supplemental Plan	15 15	$238,380 $5,090	---
Robert Ambrosini	Retirement Plan Supplemental Plan	2 2	$22,044 ---	---

            *Years of credited service include service resulting from accumulated unused sick leave

IV. AUDIT COMMITTEE DISCLOSURE

A. Audit Committee Report.

The committee (i) reviewed and discussed the audited financial statements for 2008 with management; (ii) discussed with BDO Seidman, LLP, BNA’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards 114; (iii) confirmed that BDO Seidman, LLP is an independent registered public accounting firm with respect to BNA within the meaning of the Securities Act and the requirements of the Public Company Accounting Oversight Board; (iv), based on its review and discussion, recommended to the Board of Directors that the audited financial statements be included in BNA’s Annual Report on Form 10-K.

The committee met with Cynthia J. Bolbach, Vice President and Corporate Secretary, to review conflict of interest questionnaires completed by BNA’s Board of Directors, BNA officers and management personnel, and the members of the subsidiary boards of directors and subsidiary management personnel; met with Eunice Lin Bumgardner, Vice President and General Counsel, to review the status of litigation and outstanding claims pending against the corporation and its subsidiaries; reviewed the requirements imposed upon audit committees by the Sarbanes-Oxley Act of 2002; received status reports concerning BNA’s internal controls assessment project required by Section 404 of the Sarbanes-Oxley Act; and pre-approved for 2009 certain non-audit services to be performed by BDO Seidman, LLP.

 Procedure for Handling Complaints Regarding Financial Matters. This procedure, for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters at BNA or at any BNA subsidiaries, is posted on the BNA internal home page, and is also available, without charge, upon written request to Cynthia J. Bolbach, Vice President and Corporate Secretary, The Bureau of National Affairs, Inc., 1801 S. Bell Street, Arlington, Va. 22202.  No complaints were received pursuant to this procedure during 2008.

                                                                           Ellen Taus, Chairman
                                                                           Gerald S. Hobbs
                                                                           Jonathan Newcomb
                                                                           Daniel W. Toohey

B. Audit Committee Pre-Approval Policy.

Pursuant to a resolution adopted by the committee, the committee must approve any non-audit services performed by BDO Seidman, LLP and will not approve, in general, any services by BDO Seidman, LLP that would constitute an audit of the independent registered public accounting firm’s own work, that would result in the independent registered public accounting firm performing management functions or acting as an advocate for BNA, or that would permit the independent registered public accounting firm to promote BNA stock or other financial interests.  The committee also reviewed whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm.

C. Fees Paid to the Independent Registered Public Accounting Firms.

The following fees were incurred by BNA for professional services rendered by BDO Seidman, LLP related to the years ended Dec. 31, 2008 and 2007: annual audit fees, including review of 10-Qs, $760,000 in 2008 and $761,000 in 2007; tax-related services, $22,000 in 2008. No other fees were paid to BDO Seidman, LLP for audit-related or other services.

V.  INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

BNA’s independent registered public accountants for 2008 were BDO Seidman, LLP. A representative of that firm will be present at the Annual Meeting, with the opportunity to make a statement, if desired, and to respond to appropriate questions.

KPMG LLP served as BNA’s independent registered public accounting firm until July 5, 2007, when BNA made the decision to change accountants and dismissed KPMG. The appointment of BDO Seidman, LLP as BNA’s independent registered public accounting firm, effective July 5, 2007, was approved by the Audit Committee.

The audit reports of KPMG LLP on the consolidated financial statements for the years ended Dec. 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG’s report on the consolidated financial statements for the year ended Dec. 31, 2006, contained a separate paragraph noting BNA’s adoption of the fair value method of accounting for stock-based compensation as required by Financial Accounting Standards Board Statement 123R, and KPMG’s report on the consolidated financial statements for the year ended Dec. 31, 2005 contained a separate paragraph noting that BNA has restated its consolidated financial statements as of Dec. 31, 2005 and 2004 and for each of the years in the three-year period ended Dec. 31, 2005.

 KPMG’s report on management’s assessment of the effectiveness of internal control over financial reporting indicated that BNA did not maintain effective internal control over financial reporting as of Dec. 31, 2005, because of the effect of a material weakness, and its report contained an explanatory paragraph identifying the material weaknesses as follows: BNA’s policies and procedures did not provide for a sufficiently detailed, periodic review  by the accounting department of BNA Software’s operations to provide adequate knowledge of the extent of post-sale support in order to account for revenues in accordance with generally accepted accounting principles, and BNA lacked adequate personnel with technical expertise to identify complex sales transactions that require an in-depth technical accounting analysis to ensure that revenues are accounted for in accordance with generally accepted accounting principles.

 During the two fiscal years ended Dec. 31, 2006, and the subsequent interim period through July 5, 2007, there were no reportable events, except that KPMG advised BNA of the material weaknesses described above, and also that KPMG advised BNA of the following material weakness in connection with the audit of consolidated financial statements for the year ended Dec. 31, 2006: BNA lacked sufficient general controls over its computerized information systems to ensure the proper operation of those systems as related to BNA’s reporting process.

During the last two fiscal years and the subsequent interim period, BDO Seidman, LLP has not consulted with BNA regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on BNA’s financial statements, or on any matter that was either the subject of a disagreement or a reportable event.

VI. VOTING PROCEDURES

Enclosed is a ballot and proxy form/envelope to be used in voting for directors.  Instructions for the use of the ballot appear on the ballot.

Please note that the ballot for Class A stockholders lists the number of shares you own directly, as well as the number of shares held in your name by the Stock Fund Trustee of the BNA 401(k) Plan.  Technically, because shares in the BNA 401(k) Plan are held by the Stock Fund Trustee in the names of the participants in that Plan, the Trustee votes those shares.  By returning  the ballot portion of the proxy, you instruct the Trustee as to how the shares held in your name are voted, just as you instruct the holders of the proxy to vote the shares held directly by you.  The ballots are opened and counted by CSC Entity Services, LLC, Wilmington, DE., which will inform the Stock Fund Trustee as to the total number of shares voted in the 401(k) Plan.  The Trustee will assume that failure to return the ballot portion of the proxy for shares held in the 401(k) Plan constitutes instructions that those shares not be voted.  Thus, completion and return of the ballot portion of the proxy will effectively vote shares held in the BNA 401(k) Plan as well as shares acquired through the Stock Purchase and Transfer Plan.

Directors will be elected by a plurality of votes cast.  If you, as a Class A stockholder, properly execute and return your ballot, but do not indicate how your shares are to be voted, your shares will not be voted at all in the election of directors.

If you will vote in person at the annual meeting, please bring this ballot and the proxy form/envelope with you.

Jonathan Rains and Peter McGrath have been designated by the Board of Directors as the inspectors and judges of the election for directors and of any other vote which may be taken at the annual meeting.  The votes for directors will be tallied by CSC Entity Services.  Immediately after the tallying and certification of the vote by the judges, CSC Entity Services will seal and store the ballots.

All directors will hold office until the next Annual Meeting and until their respective successors shall have been elected and shall have qualified or as otherwise provided in the BNA By-Laws.

VII. 2010 STOCKHOLDER PROPOSALS

Except for stockholder nominations for director governed by the BNA By-Laws, stockholder proposals which are the proper subject for inclusion in the proxy statement and for consideration at the 2010 Annual Meeting must be received no later than Nov. 27, 2009.  Such proposals should be directed to Cynthia J. Bolbach, Vice President and Corporate Secretary, The Bureau of National Affairs, Inc., 1801 S. Bell Street, Arlington, Va. 22202.

VIII. OTHER BUSINESS

The Board of Directors does not know of any matters to be presented for action at the meeting other than the election of directors.  The enclosed proxy does not confer discretionary authority to vote with respect to any other matters that may properly come before the meeting.  If any other matters are brought before the meeting, they will be decided by the vote of persons in actual attendance, subject to the requirement in BNA's By-Laws that all matters brought before any meeting of stockholders be decided by a vote of the holders of a majority of BNA’s Class A common stock entitled to vote at such meeting, unless a different vote is required by BNA’s Articles of Incorporation, and subject to any additional requirements imposed by applicable law.

The enclosed biographical sketches of nominees for the Board of Directors are incorporated by reference into this proxy statement.

                                        By Order of the Board of Directors.
                                        /s/Cynthia J. Bolbach
                                        Cynthia J. Bolbach
                                        Vice President and Corporate Secretary

March 27, 2009

BIOGRAPHICAL SKETCHES OF NOMINEES

Paul A. Blakely (51), manager of financial planning and analysis, joined BNA in 1984. His group prepares BNA’s financial analyses, budgets, and external financial reporting.
    (Photo)
Blakely has served on the Board of Directors of BNA since 2004, the Tax Management board since 1998, and from 1993 until its sale in 1999 was a director and officer of BNA Communications Inc. He chairs the Budget Committee and serves on five other BNA board committees, including the Retirement Plan Administrative Committee since 1992. He also serves as BNA’s assistant treasurer, Tax Management’s treasurer and secretary, and as a trustee of the BNA 401(k) plan. He is the financial representative for the Tax Management and Legal and Business publishing  groups. Blakely has served on several ad hoc committees as well as on the supervisory committee of the BNA Federal Credit Union, and he was a member of the management bargaining committee for the 1994 and 1997 Newspaper Guild contract negotiations.

Blakely holds a B.A. in economics from the University of Virginia, an MBA in finance from Marymount University, and has completed professional development courses at the Wharton School. He is a CPA and a member of the American Institute of Certified Public Accountants and the Greater Washington Society of CPAs, where he is a past chairman of the SEC practice committee. His wife Rosie is a market research analyst for BNA.

Cynthia J. Bolbach (61), vice president and corporate secretary, has been a member of the board since 2001, and serves on its Budget Committee and Executive Committee. She also serves on the boards of BNA Subsidiaries, LLC, The McArdle Printing Co., Inc., and STF Services Corp. As BNA’s corporate secretary, her duties include overseeing the operation of the Stock Purchase and Transfer Plan.
     (Photo)
Bolbach began her BNA career as a legal editor on the staff of Environment Reporter, and was the managing editor of Media Law Reporter and the U.S. Patents Quarterly. She served as director of the Publishing System Project, responsible for the implementation of BNA’s PS2000 publishing system. In 1997, she served for several months as the interim director of information technology. In 2000 she was asked to lead the effort to update BNA’s circulation and billing business systems. She has served on several product and department audit committees.

She is a graduate of Wittenberg University, received a J.D. degree from the Georgetown University Law Center, and is a member of the District of Columbia Bar.

Eunice Lin Bumgardner (48), vice president and general counsel, joined BNA in 1994 as associate general counsel and oversees legal matters for BNA and its subsidiaries. She was appointed general counsel in 1995 and elected vice president in 1996. Bumgardner serves on the Budget Committee, the Executive Committee, the Insurance Oversight Committee, and has served on the Retirement Plan Administrative Committee, 1997 collective bargaining team, and as BNA’s 1998 United Way chairperson. She has been a member of the BNA Washington Inc., board since 1996 and is its corporate secretary. She also is a member of the boards of BNA Subsidiaries, LLC, The McArdle Printing Co., Inc., and STF Services Corp.
     (Photo)
Prior to coming to BNA, Bumgardner was a senior associate with the New York-based law firm of LeBoeuf, Lamb, Greene & MacRae (now Dewey & LeBoeuf) , where she worked in several practice areas including employment/labor, general corporate, and employee benefits/ERISA, and was active in the firm’s recruiting program.  She began her professional legal career with Smith, Heenan & Althen (now Ogletree, Deakins), where she maintained a broad corporate practice. Bumgardner has advised a number of corporate boards of directors, including large steel and coal companies.  Bumgardner also has worked as a research assistant to Professor Paul Rothstein (Georgetown University Law Center), a summer associate at Lillick, McHose & Charles, and a law clerk for Neighborhood Legal Services Corporation in Anacostia.  She is the author of several publications including a Tax Management portfolio. Bumgardner is active in the Association of Corporate Counsel, in mentoring Georgetown and Emory law students and alumni, and speaking on corporate counsel panels.

Bumgardner graduated from Emory University, Atlanta, Ga., with a business degree in finance, and received her law degree from the Georgetown University Law Center. She is admitted to practice in Maryland,  D.C., and Virginia.

     (Photo)        Neil R. Froemming (63), joined BNA in 1978 as a proofreader in internal production and became a reporter for Chemical Regulation Reporter later that year. In 1983, he joined Tax Management’s Cal-Q-Tax division and participated in the design and development of BNA’s first microcomputer software products. He continued to perform various computer support and software development management functions after Cal-Q-Tax was reconstituted as BNA Software in 1984. He retired in May 2005, but continues to assist BNA Software with financial data reporting on a consulting basis. Froemming’s undergraduate and graduate studies were in Political Science (University of Arizona) and Japanese Area Studies (University of Hawaii). He has taught school in Malawi, served for five years as an officer in the U.S. Air Force, and served on boards and committees of many Quaker and other community organizations.

Gerald S. Hobbs (67), was the chairman and CEO of VNU, Inc., and vice-chairman of the Executive Board of VNU N.V. until April 2003. In the United States, VNU includes media and information businesses that provide a broad range of data, research products, and communication services to the business community. Under his leadership, the company published 80 specialized publications and more than 30 annual directories, operated 125 trade shows, conferences, and events, and published and distributed hardcover books. It also owns numerous individual research and information companies, including A.C. Nielsen and Nielsen Media Research, focused in the areas of marketing and media. VNU’s publications and businesses include Billboard, Adweek, Mediaweek, The Hollywood Reporter,  Progressive Grocer, Successful Meetings, Sales & Marketing Management, National Jeweler, Commercial Property News, BASES,  Nielsen TV Ratings, Claritas, Spectra Marketing Systems, and  NetRatings, Inc.
     (Photo)
Hobbs has served as chairman and director of the American Business Media, and currently serves as a director of  Medley Global Advisors LLC, Northstar Travel, LLC, New Track Media, LLC, Western Institutional Review Board, VNU N.V., The Nielsen Company, and Information Services Group. In 2005 he became an operating partner and managing director of Boston Ventures Management, Inc., the general partner of Boston Ventures Limited Partnership, a private equity firm specializing in media, communications, and entertainment company investments.

Marcia P. Kaplan (57), senior account executive, began her career with BNA in 1985. She has 24 years of first-hand knowledge of BNA’s services and customer market, and is in daily contact with BNA’s customers. She has been a Top Ten qualifier, a Distinguished Sales Award qualifier, and has served as a Tax Specialist and on the VP Sales Council.
     (Photo)
She earned a B.A. cum laude from the University of Buffalo, and a Masters of Science in Social Administration from Case Western Reserve University. Prior to joining BNA, she managed a foster care and adoption unit for the Catholic Home Bureau, and worked in sales and sales management for a subsidiary of Pepsico.

George J. Korphage (62), has been a member of BNA's Board of Directors since 1988.   A CPA, he was a BNA vice president and its chief financial offier until his retirement in 2007.  He joined BNA in 1972 after three years in public accounting.  He continues to serve on the board’s investment committees, and was formerly a member of the Executive Committee and the Budget Committee as well as a director of most of the BNA subsidieary companies.
(Photo)
Korphage is an accounting graduate of Emporia (Kansas) State University, and did graduate work in finance at the University of Maryland.  He is a member of the American Institute of Certified Public Accountants.

Gregory C. McCaffery (48), president and chief operating officer, and president, Tax Management Inc. He has been a member of the board since 1997, and also serves on the boards of TM, BNA International Inc., BNA Subsidiaries, LLC, The McArdle Printing Co., Inc., and STF Services Corp. McCaffery was named vice president and editor-in-chief effective January 1, 2000, and publisher in July 2001.
     (Photo)
McCaffery joined BNA in 1986 as an editor on the staff of BNA's ChemicalRegulation Reporter.  He served in reporting and editing positions on several BNA publications until 1990, when he was appointed to management.  In 1992, McCaffery helped to create, edit, and launch BNA's Americans with Disabilities Act Manual (ADAM).  In 1996, he helped manage the successful development and launch of BNA's notification services in Lotus Notes and Web formats, and was named director of marketing and product development for the parent company.

McCaffery has held management positions on the following publication staffs:  Daily Labor Report, Labor Relations Week, BNA’s Employee Relations Weekly, Workforce Strategies, Affirmative Action Compliance Manual, Equal Employment Opportunity Compliance Manual, and BNA’s Americans with Disabilities Act Manual.

McCaffery holds a bachelor of science degree from American University, and has completed course work at the University of London, the California Institute of Technology, and The Wharton School at the University of Pennsylvania.

      (Photo)         Darren P. McKewen (47) is BNA’s group publisher for tax and accounting services.  He has served on the Tax Management Inc. board for the last eight years.

McKewen began his BNA career in 1987 as a research analyst on the customer support staff of BNA PLUS.  He subsequently worked in a variety of editorial positions as a writer, copy editor, and then managing editor.  He held several positions working on new product development and product enhancements, leading up to director of product development. McKewen also served as executive editor and group publisher for the Human Resources & Payroll Publishing Group.  He has been with Tax Management since 2005.

Prior to BNA, McKewen was an English teacher at the British cultural center in Asuncion, Paraguay, and worked as a research assistant at the Center for Strategic & International Studies in Washington.

He holds a degree in political science from the University of Virginia and a certificate in information technology management from George Mason University.

Jonathan Newcomb (62), is currently a senior advisor at Coady Diemar Partners, LLC, a New York investment firm. In 2006, he was the chief executive officer of Cambium Learning, an educational services company based in Boston. Prior to that, he was a principal in the New York-based private equity firm of Leeds Weld & Co.  From 1994 through 2001, he was chairman and chief executive officer of Simon & Schuster, one of the world’s leading educational, reference, and consumer publishers. He had been president and chief operating officer since January 1991.
     (Photo)
Prior to Simon & Schuster, Newcomb was president of McGraw-Hill’s Financial and Economic Information Corp., which included the business of Standard & Poor’s and Data Resources Inc. He began his career with the Dun & Bradstreet Corp. following his service as a lieutenant in the U.S. Army in Vietnam. He sits on the boards of United Business Media and Journal Communications. Additionally, he is a board member of New School University and Columbia Business School.

Ellen Taus (50), chief financial officer, The Rockefeller Foundation.  She formerly served as chief financial officer, Oxford University Press, Inc., until March 2008.   From September 1999 – February 2003 she was the chief financial officer of New York Times Digital. She served as treasurer of The New York Times Company from 1997 – 1999.  She joined the New York Times Company as assistant treasurer in December 1996. From 1994 to 1996, Taus was an independent financial and transition consultant. Taus was a vice president of corporate finance at R.H. Macy from 1992 to 1994.
     (Photo)
Prior to that, Taus served as chief financial officer at the American Museum of the Moving Image from 1990 to 1992, as manager of corporate development at TW Services from 1985 to 1990, and evaluated all venture capital proposals for New York & Foreign Securities from 1983 to 1985. She received a B.A. degree in economics with honors from Northwestern University in 1980 and an M.B.A. degree in finance and marketing from Columbia University Graduate School of Business in 1982. In 1999 she completed the executive program at Stanford University.

Daniel W. Toohey (69), spent almost forty years practicing law in Washington, D.C., most of them at Dow Lohnes PLC, where he managed the firm for several years. He retired in 2002. During the years of his active practice he also wrote and lectured, principally on matters of communications and intellectual property law. He also was active in many community enterprises, including the Greater Washington Board of Trade, The Shakespeare Theatre, the Federal City Council, and others. For most of these he served as both trustee and general counsel. He lectured at the University of Michigan as a visiting professor, and taught classes at many other colleges and universities.

     (Photo)
His academic degrees include an A.B. and J.D. from St. Louis University and a certificate from the Center for Professional Development at Georgetown University. He maintains a practice in executive/leadership coaching. He is a member of the board of directors of NewTower Trust Company, Bethesda. Md. He maintains inactive memberships in the bars of the U.S. Supreme Court, the District of Columbia, and the states of Missouri and New York.

Paul N. Wojcik (60), chairman and chief executive officer.  Wojcik was elected to the board in 1989.  He also serves as a member of the boards of BNA International Inc., BNA Subsidiaries, LLC, The McArdle Printing Co., Inc., STF Services Corp., and Tax Management Inc.
     (Photo)
Wojcik joined BNA in 1972 as an editor for U.S. Law Week and was named managing editor of that service in 1979.  In 1984, he became corporate counsel, and in June 1988 he became vice president and general counsel.   In October 1994, he became senior vice president, and was named president and chief operating officer in February 1995.  In December 1996, he was elected CEO, and was named chairman in 2007. He is currently a member of BNA's Executive Committee, Strategic Planning Committee, and investment committees.

Wojcik is a graduate of Washington and Lee University and Catholic University's Columbus School of Law. He serves on the board of directors and the strategic planning committee of Signature Theatre.

THE BUREAU OF NATIONAL AFFAIRS, INC.	Shares Owned:	_____
ANNUAL STOCKHOLDERS’ MEETING	Regular:	_____
April 18, 2009	BNA 401 (k) Plan:	_____

Ballot ID#

    BNA CLASS A STOCKHOLDER
    Street Address
    Apartment #
    City, State, Zip

BOARD OF DIRECTORS ELECTION

INSTRUCTIONS: Place an X in the box after the names of the candidates for whom you wish your proxy to cast your votes. You are entitled to vote for not more than five independent candidates, and for not more than 10 stockholder candidates.

STOCKHOLDER CANDIDATES		INDEPENDENT CANDIDATES

Blakely, Paul A.*	1.__________	Hobbs, Gerald S.*	1.__________
Bolbach, Cynthia J.*	2.__________	Newcomb, Jonathan*	2.__________
Bumgardner, Eunice*	3.__________	Taus, Ellen*	3.__________
Froemming, Neil R.*	4.__________	Toohey, Daniel W.*	4.__________
Kaplan, Marcia*	5.__________
Korphage, George J.*	6.__________
McCaffery, Gregory C.*	7.__________
McKewen, Darren P.*	8.__________
Wojcik, Paul N.*	9.__________

*Member of present Board
_____________________________________________________________________________________

BALLOT INSTRUCTIONS

To Vote:  Complete and fold ballot, put it in proxy envelope, sign, date, and seal proxy envelope, and return sealed proxy envelope either by mail, using the enclosed return envelope, or by placing it in the ballot boxes at BNA ( located in the Crystal City lobby and in the main reception area in Rockville), or by bringing it to the meeting.

(INTERIOR ENVELOPE)
THE BUREAU OF NATIONAL AFFAIRS, INC.
COMMON STOCK PROXY FORM
Proxy Solicited by the Board of Directors

I hereby appoint Peter McGrath or Jonathan A. Rains as Proxy to represent me and to vote all the shares of Common Stock held by me on March 21, 2009, at the Annual Meetinig of Shareholders to be held on April 18, 2009, or any adjustments thereof.  My shares are to be voted only as designated by me on the encolsed ballot, which is made a part hereof, and I withhold authority to vote on any other matter brought before the meeting.
________________________ Signature of Shareholder (Sign exactly as shown on label) _________________________ Date